SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): July 17, 1997


                              TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


             1-11530                                       38-2033632
   (Commission File Number)              (I.R.S Employer Identification Number)


  200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan
                                                                    48303-0200
  (Address of Principal Executive Office)                           (Zip Code)


                                 (248) 258-6800
              (Registrant's Telephone Number, Including Area Code)


                                      None
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.        Other matters.

      The following is the text of a press release issued by Taubman Centers, Inc., the managing general partner of The Taubman Realty Group Limited Partnership, on July 17, 1997.



CONTACT:
Christopher J. Tennyson
(248) 258-7519
Barbara K. Baker
(248) 258-7367
www.taubman.com



TAUBMAN TO ACQUIRE REGENCY SQUARE
Richmond Mall will be Taubman's 23rd Property

      BLOOMFIELD HILLS, Mich. July 17 -- Taubman Centers, Inc. (NYSE:TCO) today announced that The Taubman Realty Group Limited Partnership (TRG) has reached an agreement to acquire for cash the Regency Square shopping center in Richmond, Virginia from The Prudential Insurance Company of America. The transaction is contingent upon completion of due diligence and receipt of necessary consents and approvals.
      Taubman Centers, Inc., a real estate investment trust, is the managing general partner of TRG, which owns, develops, acquires and operates regional shopping centers nationally.
      The 823,000 square foot mall is the largest, most productive, and most dominant regional shopping center in the greater Richmond area. Anchored by Hecht's, JCPenney and Sears, Regency Square achieved mall tenant sales of nearly $400 per square foot in 1996 which is above the Taubman portfolio average of $365 per square foot. The mall's 236,000 square feet of mall tenant space is over 90 percent occupied and features such popular retailers as Brooks Brothers, Abercrombie & Fitch, Banana Republic, Warner Bros. Studio Store, Cache, Ann Taylor, Laura Ashley, The Disney Store and Gymboree.
      Opened in 1975 and renovated in 1987, Regency Square is located just south of the I-64/Parham Road Intersection in the affluent, rapidly growing northwest quadrant of the market.

      "Regency's sales productivity and dominant market position are consistent with the quality of our properties," said Robert S. Taubman, president and chief executive officer of Taubman Centers. "Richmond is a very attractive retail market, and we are excited about the opportunities to further add value to this exceptional property through our management, leasing and merchandising expertise.
      "We have agreed with the seller not to disclose the purchase price until after closing, which should be completed before year end. We plan to use existing lines of credit to pay for the transaction, which is expected to be modestly accretive in 1998."
      Two years ago Taubman secured zoning approval from the City of Richmond to develop a new regional shopping center at The Park at Stony Point, at the intersection of Chippenham Parkway and Stony Point Parkway. In June Dillard's announced that they were going to be one of the anchor department stores in that development. "We believe that the two centers could work synergistically from their locations in the heart of the Richmond market," said Mr. Taubman.
      Regency Square -- with the July 24th opening of The Mall at Tuttle Crossing (Columbus, Ohio) -- will be the 23rd operating center in the TRG portfolio, which includes urban and suburban regional and super regional malls in 11 states. Taubman's other Virginia centers are Fair Oaks in the Washington, D.C. area and MacArthur Center, a project currently under construction in downtown Norfolk scheduled to open in 1999. In addition to these projects, Arizona Mills, the company's first value regional mall, will open this November in Tempe, Arizona.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               TAUBMAN CENTERS, INC.


Date:   July 18, 1997                          By: /s/ Lisa A. Payne
                                                   ---------------------------
                                                   Lisa A. Payne
                                                   Executive Vice President
                                                   and Chief Financial Officer